UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2009

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TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Since fiscal 2006, Taleo Corporation (the “Company”) has licensed software from a third party provider to automate the administration of its employee equity programs and calculate its stock-based compensation expense.  After upgrading to a new version of the software provided by the third party in September 2009, the Company identified differences in the stock-based compensation expense of prior periods and, after reviewing such differences, identified an error in its accounting for stock-based compensation expense.  The third-party software provider has advised its users that the new version of the software corrects an error in the prior version with respect to the calculation of stock-based compensation expense.  Specifically, the prior version of the software incorrectly calculated stock-based compensation expense by continuing to apply a weighted average forfeiture rate to the vested portion of stock option awards until the grant’s final vest date, rather than reflecting actual forfeitures as awards vested, resulting in an understatement of stock-based compensation expense in certain periods prior to the grant’s final vest date.  The Company’s correction of the error results in changes to the timing of stock-based compensation expense over the vesting period of the awards during the relevant periods, but does not change the total stock-based compensation expense.  As stock-based compensation expense is a non-cash item, there is no impact to net cash provided by operations in any period.

As a result of identifying the error, on October 15, 2009, the Company concluded that accounting adjustments were necessary to correct certain previously issued financial statements.  Accordingly, the Company will restate those financial statements and record total cumulative additional stock-based compensation expense of approximately $2.5 million for the fiscal years ended December 31, 2006, 2007 and 2008 and the quarters ended March 31, 2009 and June 30, 2009.  Specifically, the Company will record increases in stock-based compensation expense of approximately $1.2 million in fiscal 2006, $1.3 million in fiscal 2007 and $0.2 million in the quarter ended June 30, 2009, and will record reductions in stock-based compensation expense of approximately $0.1 million in fiscal 2008 and $0.1 million in the quarter ended March 31, 2009.

In light of the error and pending restatement, the Company’s consolidated balance sheets as of December 31, 2006, 2007 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the fiscal years ended December 31, 2006, 2007 and 2008 and related auditors reports theron, and the Company’s consolidated balance sheets as of March 31, 2009 and June 30, 2009 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the periods ended March 31, 2009 and June 30, 2009, should no longer be relied upon.

The Company currently expects to file restated financial statements for the affected periods prior to its earnings call for the quarter ended September 30, 2009 or as soon as practicable thereafter. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 on a timely basis and expects that it will be able to announce its financial results for the quarter ended September 30, 2009 as previously scheduled.

The decision to restate the Company’s previously issued financial statements was made by the Audit Committee of the Company’s Board of Directors, following consultation with and upon the recommendation of management.  The Company discussed the matters relating to the restatement with PricewaterhouseCoopers, LLP, the Company’s independent registered public accounting firm (effective May 28, 2009), and Deloitte & Touche LLP, the Company’s previous independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  October 16, 2009